Exhibit 10.1

June 20, 2018

STRICTLY CONFIDENTIAL

Trinity Place Holdings Inc.

340 Madison Avenue, Suite 3C

New York, New York 10173

Attention: Steven Kahn, Chief Financial Officer

Dear Mr. Kahn:

This letter (the “Amendment”) constitutes an agreement between Trinity Place Holdings Inc. (the “Company”) and Craig-Hallum Capital Group LLC (the “Manager”) to amend the At The Market Offering Agreement, dated as of December 2, 2016, between the Company and the Manager (the “ATM Agreement”) as set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1.      The defined term “Agreement” in the ATM Agreement is amended to mean the Agreement as amended by this Amendment.

2.      Section 2(b)(i) of the ATM Agreement is hereby amended and restated as follows:

“The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the Trading Market, (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales (“Sales Notice”) and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by the Manager daily (subject to the limitations set forth in Section 2(d)) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 2(b) shall be the market price for shares of the Company’s Common Stock sold by the Manager under this Section 2(b) on the Trading Market at the time of sale of such Shares.”

3.      Section 8(c) of the ATM Agreement is hereby amended and restated as follows:

“This Agreement shall remain in full force and effect until the earlier of June 30, 2019 and such date that this Agreement is terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties, subject to extension of the term by mutual written agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7, 8, 9, 10, 12, 14 and 15 shall remain in full force and effect.”

4.      The Company and the Manager hereby agree that the date of this Amendment shall be a Representation Date and the Company shall make the deliveries required by Section 6 of the ATM Agreement, including, without limitation, the filing of a Prospectus Supplement with the Commission, on the date hereof.

5.      In connection with this Amendment, the Company shall reimburse the Manager for the fees and expenses of the Manager’s counsel in an amount not to exceed $50,000, which shall be paid on the date hereof.

6.      Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.

7.      This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and the Manager, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Rick Hartfiel
Name:	Rick Hartfiel
Title:	Head of Investment Banking

Accepted and Agreed:

TRINITY PLACE HOLDINGS INC.

By:	/s/ Steven Kahn
Name:	Steven Kahn
Title:	Chief Financial Officer

[signature page to TPHS Amendment to atm agreement]